Exhibit 23.8

Consent of Independent Registered Public Accounting Firm

Board of Directors

CUI Global, Inc. & Subsidiaries

Tualatin, Oregon

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 No. 333-216672 and on Form S-8 No. 333-163205 of CUI Global, Inc. and Subsidiaries of our reports dated March 14, 2018, relating to the consolidated balance sheets of CUI Global, Inc. and Subsidiaries as of December 31, 2017 and 2016 and the related consolidated statements of operations, comprehensive income and (loss), changes in stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”), and the effectiveness of CUI Global Inc. and Subsidiaries’ internal control over financial reporting as of December 31, 2017, which appear in the December 31, 2017 Annual Report on Form 10-K of CUI Global, Inc.

/s/ Perkins & Company, P.C.

Portland, Oregon

March 14, 2018